EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 28, 2012 accompanying the financial statements of Command Security Corporation included in the Annual Report of Command Security Corporation on Form 10-K for the year ended March 31, 2012, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ D’Arcangelo & Co., LLP
Poughkeepsie, New York
December 20, 2012